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                                                                      Exhibit 23
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INDEPENDENT AUDITORS' CONSENT

We consent to incorporation by reference in Registration Statement Nos. 333-18809, 333-18809-01, 333-18809-02, 333-18809-03 and 333-18809-04 on Form S-3 of
Hawaiian Electric Industries, Inc., Hawaiian Electric Industries Capital Trust I, Hawaiian Electric Industries Capital Trust II, Hawaiian Electric Industries Capital Trust III and HEI Preferred Funding, LP of our reports dated January 19, 1998 relating to the balance sheets of Hawaiian Electric Industries Capital Trust I and HEI Preferred Funding, LP as of December 31, 1997, and the related statements of earnings, changes in stockholders' equity and partners' capital, and cash flows for the period from February 4, 1997 (inception) to December 31, 1997, which reports appear in this Annual Report on Form 10-K of Hawaiian Electric Industries Capital Trust I and HEI Preferred Funding, LP for the period from February 4, 1997 (inception) to December 31, 1997.



/s/ KPMG Peat Marwick LLP


Honolulu Hawaii
March 9, 1998